    As filed with the Securities and Exchange Commission on August 9, 2000

                                                   Registration No.333-_________
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                          ---------------------------
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                          ---------------------------

                          ReliaStar Financial Corp.
            (Exact Name of Registrant as Specified in its Charter)


                    Delaware                                  41-1620373
     ------------------------------------------      -------------------------
       (State of Other Jurisdiction of                    (I.R.S. Employer
        Incorporation or Organization)                   Identification No.)

          20 Washington Avenue South
            Minneapolis, Minnesota                               55401
     ------------------------------------------      -------------------------
     (Address of Principal Executive Offices)                  (Zip Code)

                     Lexington Global Asset Managers, Inc.
                         1995 Long Term Incentive Plan
     -------------------------------------------------------------------
                           (Full Title of the Plan)




        Richard R. Crowl                                   Copy to:
  Senior Vice President, General Counsel,           Michael A. Stanchfield
          and Secretary                              Faegre & Benson LLP
     ReliaStar Financial Corp.                      2200 Wells Fargo Center
    20 Washington Avenue South                    Minneapolis, Minnesota 55402
   Minneapolis, Minnesota 55401                          (612) 336-3000
(Name and Address of Agent for Service)

                                (612) 372-5432
         (Telephone Number, Including Area Code, of Agent For Service)

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
                                                     Proposed                      Proposed
 Title of Securities         Amount to be         Maximum Offering            Maximum Aggregate             Amount of
  to be Registered            Registered          Price Per Share               Offering Price          Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share     46,355 Shares (1)             $28.59 (2)                  $1,325,290 (3)               $350
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Maximum number of shares available upon exercise of options issued under the Lexington Global Asset Managers, Inc. 1995 Long Term Incentive Plan. No
     further options will be issued under that plan.
(2)  Prices range from $17.45 to $40.18 per share, with a weighted average of
     $28.62 per share.
(3)  Calculated under Rule 457(h)(1).
============================================================================================================================

                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

       The following documents previously filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 are, as of their respective dates, incorporated by reference in this Registration Statement:

       (a) the Annual Report on Form 10-K of ReliaStar Financial Corp. for the fiscal year ended December 31, 1999 (which incorporates by reference certain portions of ReliaStar's 1999 Annual Report to Shareholders, including financial statements and accompanying information, and certain portions of ReliaStar's definitive proxy statement for its 2000 Annual Meeting of Shareholders);

       (b) the Quarterly Report on Form 10-Q of ReliaStar Financial Corp. for the quarter ended March 31, 2000;

       (c) ReliaStar's Current Reports on Form 8-K filed on February 2, February 8, April 28, May 2, August 1, and August 2, 2000;

       (d) all other reports filed by ReliaStar pursuant to Section 13(a) or 15(d) of the Securities Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

       (e) the description of ReliaStar's common stock and related rights to purchase preferred stock contained its Amendment on Form 8-K/A dated May 20, 1993 to its Current Report on Form 8-K dated January 17, 1989 (File No. 1-10640) and its Registration Statement on Form 8-A/A dated February 26, 1999, as amended on Form 8-A/A on May 3, 2000.

       In addition, all documents filed by ReliaStar pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act after the date of this Registration Statement and before the filing of a post-effective amendment that indicates that all shares of common stock offered have been sold or that deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference in, and to be a part of, this Registration Statement from the date of filing of such documents.

       Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not Applicable.

Item 6.  Indemnification of Directors and Officers.

         Reference is made to Section 145 of the General Corporation Law of the State of Delaware, which provides for indemnification of directors and officers in certain circumstances.

         In addition, Section 7 of Article Sixth of ReliaStar's Certificate of Incorporation contains broad provisions limiting the liability of directors for monetary damages for breach of fiduciary duty as a director. Article VIII of ReliaStar's Bylaws also provides for broad indemnification of directors and officers of ReliaStar. Finally, ReliaStar maintains director and officer liability insurance policies.

Item 7.  Exemption from Registration Claimed.

         Not Applicable.

Item 8.  Exhibits.


         Exhibit
         Number                                       Exhibit
         ------                                       -------

           2 Composite Agreement and Plan of Merger among ING Groep N.V., ING America Insurance Holdings, Inc., SHP Acquisition Corp., and ReliaStar Financial Corp., dated as of April 30, 2000, as amended July 27, 2000 (incorporated by reference to Appendix A in ING Groep's Registration Statement on Form F-4 dated June 27, 2000, Reg. No. 333-40232).

           4(a) Amended and Restated Rights Agreement dated as of February 11, 1999 between ReliaStar and Norwest Bank Minnesota, National Association, as Rights Agent (incorporated by reference to Exhibit 1 to Amendment to Registration Statement on Form 8-A/A dated February 26, 1999).

           4(b) Fourth Amendment to Rights Agreement dated as of April 30, 2000 between ReliaStar and Norwest Bank Minnesota, National Association, as Rights Agent (incorporated by reference to Exhibit 1 to Amendment to Registration Statement on Form 8-A/A dated May 3, 2000).

           5        Opinion of Faegre & Benson LLP.

          23(a)     Consent of Deloitte & Touche LLP.

          23(b)     Consent of Faegre & Benson LLP (included in Exhibit 5).

         Exhibit
         Number                                       Exhibit
         ------                                       -------

          24       Powers of Attorney of directors and officers of ReliaStar.


Item 9.  Undertakings.

       A.    ReliaStar hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (a) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (b) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (c) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (A)(1)(a) and (A)(1)(b) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by ReliaStar pursuant to Sections 13 or 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       B. ReliaStar hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of ReliaStar's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

       C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of ReliaStar pursuant to the foregoing provisions, or otherwise, ReliaStar has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by ReliaStar of expenses incurred or paid by a director, officer or controlling person of ReliaStar in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, ReliaStar will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

                                  SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on July 31, 2000.

                              RELIASTAR FINANCIAL CORP.

                              By /s/ John G. Turner*
                                --------------------------------------
                                 John G. Turner, Chairman and
                                 Chief Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on the 31st day of July, 2000, by the following persons in the capacities indicated:


  /s/ John G. Turner*               Chairman and Chief Executive Officer
  ---------------------
  John G. Turner                    (Principal Executive Officer)


  /s/ James R. Miller*              Senior Vice President, Chief Financial
  --------------------
  James R. Miller                       Officer and Treasurer
                                       (Principal Financial Officer)


  /s/ Chris D. Schreier*            Vice President and Controller
  ------------------------
  Chris D. Schreier                 (Principal Accounting Officer)

  Carolyn H. Baldwin            )
  David C. Cox                  )
  Richard U. De Schutter        )
  Luella G. Goldberg            )
  William A. Hodder             )   A majority of the board of directors*
  Randy C. James                )
  Richard L. Knowlton           )
  David A. Koch                 )
  Robert C. Salipante           )
  John G. Turner                )


          *Richard R. Crowl, by signing his name hereto, hereby signs this document on behalf of each of the other above-named officers or directors of the registrant pursuant to powers of attorney duly executed by such persons.

                                        By /s/ Richard R. Crowl
                                          ----------------------
                                           Richard R. Crowl
                                           Attorney-in-fact

                               INDEX TO EXHIBITS

        Exhibit
        Number                         Exhibit                                                     Manner of Filing
        -------                        -------                                                     ----------------
          2         Composite Agreement and Plan of Merger among ING Groep
                    N.V., ING America Insurance Holdings, Inc., SHP
                    Acquisition Corp., and ReliaStar Financial Corp., dated
                    as of April 30, 2000, as amended July 27, 2000
                    (incorporated by reference to Appendix A in ING Groep's
                    Registration Statement on Form F-4 dated June 27, 2000,
                    Reg. No. 333-40232).                                                       Incorporated by Reference

          4(a)      Amended and Restated Rights Agreement dated as of
                    February 11, 1999 between ReliaStar and Norwest Bank
                    Minnesota, National Association, as Rights Agent
                    (incorporated by reference to Exhibit 1 to Amendment to
                    Registration Statement on Form 8-A/A dated February 26,
                    1999).                                                                     Incorporated by Reference

          4(b)      Fourth Amendment to Rights Agreement dated as of April
                    30, 2000 between ReliaStar and Norwest Bank Minnesota,
                    National Association, as Rights Agent (incorporated by
                    reference to Exhibit 1 to Amendment to Registration
                    Statement on Form 8-A/A dated May 3, 2000).                                Incorporated by Reference

          5         Opinion of Faegre & Benson LLP.                                            Filed Electronically

          23(a)     Consent of Deloitte & Touche LLP.                                          Filed Electronically

          23(b)     Consent of Faegre & Benson LLP (included in Exhibit 5).                    Filed Electronically

          24        Powers of Attorney of directors and officers of ReliaStar.                 Filed Electronically
